Exhibit 5.1

                              Kevin A. Polis, Esq.


March 2, 2013

Ms. Lisbeth Guerrero Pladeo Corp.
Circuitto Porta Vicenza 3108
Leon, 37134 Mexico

Re: Registration Statement on Form S-1/A for Pladeo Corp. (The "Company") Registration for Sale of up to 10,000,000 Shares of Common Stock by the Company


Dear Sirs:

     This Firm has acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein, as amended, (collectively the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration and proposed sale of up to 10,000,000 shares of Common Stock, par value $0.01 per share, in a primary public offering by the Company, as enumerated in the Registration Statement, at a price of $0.01 per share.

     We were not engaged to prepare any portion of the Registration Statement, and although we have reviewed the Registration Statement for the purposes of writing the opinions contained herein we express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

     In our capacity as special counsel to the Company, we examined such instruments, documents, and records, which we have deemed relevant and necessary for the basis of this opinion, including, but not limited to, the Articles of Incorporation of the Company, the Bylaws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, we reviewed and made such other examinations of law and fact as we deemed relevant to form the opinion hereinafter expressed.

     We have examined such documents in light of the applicable laws of the State of Nevada, including all applicable provisions of Nevada Revised Statutes and reported judicial decisions interpreting those laws.

     In such examinations, we assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to us as original documents, the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates we have reviewed.


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                     2368 Second Ave. | San Diego, CA 92101
        TEL: 619.955-5161 | FAX: 619.795-6695 EMAIL: kpolis@zouvaslaw.com
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                              Kevin A. Polis, Esq.


     Based upon and subject to the foregoing, we render the following opinion on the legality of the securities being registered. We are of the opinion that the Company has an authorized capitalization of 75,000,000 shares of Common Stock, $0.001 par value, and no shares of Preferred Stock. We are also of the opinion that the 10,000,000 shares of Common Stock that are being offered in the Registration Statement have been duly authorized and when issued and paid for as described in the Registration Statement, will be, validly issued, fully paid and non-assessable.

     This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Registration Statement. In giving this consent, we do not hereby admit that we are an "Expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this Exhibit. Further, in giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended.

Very Truly Yours,


/s/ Kevin A. Polis, Esq.
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Kevin A. Polis, Esq.